Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts”, “Selected Consolidated Financial Data” and “Summary Consolidated Financial Data” and to the use of our report dated March 17, 2005, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Symmetry Medical, Inc. dated July 15, 2005.

/S/    ERNST & YOUNG LLP

Indianapolis, IN

July 13, 2005